UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 2023

BJ’S WHOLESALE CLUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38559	45-2936287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

(774) 512-7400
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	BJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 12, 2023 (the “Fourth Amendment Effective Date”), BJ’s Wholesale Club Holdings, Inc. (the “Company”), BJ’s Wholesale Club, Inc. and certain other subsidiaries of the Company entered into an amendment (the “Fourth Amendment”) to the First Lien Term Loan Credit Agreement (as defined below), with Nomura Corporate Funding Americas, LLC, as administrative agent and collateral agent, and the lenders party thereto, which amends that certain First Lien Term Loan Credit Agreement, dated as of February 3, 2017 (as amended by that certain Refinancing Amendment to First Lien Term Loan Credit Agreement, dated as of August 13, 2018, that certain Second Refinancing Amendment to First Lien Term Loan Credit Agreement, dated as of January 29, 2020, and that certain Third Amendment to First Lien Term Loan Credit Agreement, dated as of January 5, 2023, the “First Lien Term Loan Credit Agreement”). Deutsche Bank Securities Inc. acted as the left lead arranger and bookrunner, and Nomura Securities International, Inc., BofA Securities, Inc. and Wells Fargo Securities LLC acted as joint lead arrangers and joint bookrunners.

The Fourth Amendment, among other things, provides for a new tranche of term loans in an aggregate principal amount of $400,000,000 (the “2023 Term Loans”), which refinances and replaces in full the existing Tranche B Term Loans outstanding under the First Lien Term Loan Credit Agreement immediately prior to the effectiveness of the Fourth Amendment (which outstanding principal amount reflects the Company’s previous repayment of a portion of the principal amount of the existing Tranche B Term Loans outstanding under the First Lien Term Loan Credit Agreement on October 6, 2023 in an amount equal to $50,000,000). In addition, the Fourth Amendment reduces applicable margin in respect of the interest rate, upon the effectiveness of the Fourth Amendment, from Secured Overnight Financing Rate (“SOFR”) plus 2.75% per annum to SOFR plus 2.00% per annum, and the maturity date of the 2023 Term Loans has been extended from February 3, 2027 to February 3, 2029.

Certain of the lenders and their affiliates have provided, and they and other lenders and their affiliates may in the future provide, various commercial banking and/or other services in the ordinary course of business for the Company and its subsidiaries from time to time for which they have received, and may in the future receive, customary fees and expenses.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statement and Exhibits.

(d)            Exhibits

Exhibit No.	Description

10.1*	Fourth Amendment to First Lien Term Loan Credit Agreement, dated as of October 12, 2023, by and among BJ’s Wholesale Club, Inc., as the borrower, the Company, certain other subsidiaries of the Company party thereto, Nomura Corporate Funding Americas, LLC, as administrative agent and collateral agent, and the lenders party thereto from time to time.

104	Cover Page Interactive Data (embedded within the Inline XBRL document)

* Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023	BJ’S WHOLESALE CLUB HOLDINGS, INC.

	By:	/s/ Graham N. Luce
	Name:	Graham N. Luce
	Title:	Executive Vice President, Secretary